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EXHIBIT 1


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                             MATERIAL CHANGE REPORT

              s. 85(1)(b) OF THE SECURITIES ACT (BRITISH COLUMBIA)
                  s. 118(1)(b) OF THE SECURITIES ACT (ALBERTA)
                s. 84(1)(b) OF THE SECURITIES ACT (SASKATCHEWAN)
                    s. 75(2) OF THE SECURITIES ACT (ONTARIO)
                      s. 73 OF THE SECURITIES ACT (QUEBEC)
                  s. 81(2) OF THE SECURITIES ACT (NOVA SCOTIA)
                  s. 76(2) OF THE SECURITIES ACT (NEWFOUNDLAND)


ITEM 1.   REPORTING ISSUER:

          Breakwater Resources Ltd.
          Suite 950
          95 Wellington Street West
          Toronto, Ontario
          M5J 2N7

ITEM 2.   DATE OF MATERIAL CHANGE:

          March 19, 2004.

ITEM 3.   PRESS RELEASE:

          A press release regarding the material change was issued in Toronto, Ontario on March 19, 2004 through Canada NewsWire.

ITEM 4.   SUMMARY OF MATERIAL CHANGE:

          Breakwater Resources Ltd. (the "Company") announced today the resignation of Rene R. Galipeau as Executive Vice President and Chief Financial Officer.

          Mr. Richard R. Godfrey is appointed to the position of Chief Financial Officer (Acting) which position he will take on in addition to his present role as Vice President, Finance.

ITEM 5.   FULL DESCRIPTION OF MATERIAL CHANGE:

          The Company announced today the resignation of Rene R. Galipeau as Executive Vice President and Chief Financial Officer.

          Mr. Richard R. Godfrey is appointed to the position of Chief Financial Officer (Acting) which position he will take on in addition to his present role as Vice President, Finance. Mr. Godfrey joined the Company in June 2003 following 16 years in the mining industry in progressively more senior capacities in the finance and accounting areas.

ITEM 6. RELIANCE ON SECTION 75(3) OF THE SECURITIES ACT (ONTARIO) AND ANALOGOUS PROVISIONS:

          Not applicable.

                                       2.

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ITEM 7.   OMITTED INFORMATION:

          Not applicable.

ITEM 8.   SENIOR OFFICERS:

          E. Ann Wilkinson
          Corporate Secretary
          Breakwater Resources Ltd.

          Telephone: (416) 363-4798 Ext. 277

ITEM 9. - STATEMENT OF SENIOR OFFICER:

          The foregoing accurately discloses the material change referred to herein.

          Dated at Toronto, Ontario as of the 22nd day of March, 2004.


                                       "E. Ann Wilkinson" (signed)

                                       -----------------------------------------
                                       E. Ann Wilkinson
                                       Corporate Secretary
                                       Breakwater Resources Ltd.